Exhibit 99.1

For Immediate Release

CHICAGO BOARD OF TRADE POSTPONES SPECIAL MEETINGS FOR CME MERGER

March 20, 2007—CBOT Holdings, Inc. (NYSE: BOT), holding company for the Board of Trade of the City of Chicago, Inc. (CBOT), and the CBOT today announced that the special meetings of CBOT Holdings stockholders and CBOT members to vote on the merger with Chicago Mercantile Exchange Holdings Inc. (CME), which were scheduled to occur on April 4, 2007, have been postponed to give the Board of Directors of CBOT Holdings, its Special Transaction Committee and the Board of Directors of the CBOT sufficient time to complete their review of the previously announced proposal from IntercontinentalExchange, Inc. (ICE). CBOT Holdings and the CBOT intend to announce a new meeting date once it has been established, and to provide updated proxy materials to CBOT Holdings stockholders and CBOT members at that time.

The merger agreement with CME remains in effect. The Board of Directors of CBOT Holdings, its Special Transaction Committee and the Board of Directors of CBOT have not withdrawn, modified or qualified their respective recommendations that the stockholders of CBOT Holdings vote in favor of the merger agreement with CME and that the members of CBOT vote in favor of certain related matters.

CBOT Holdings does not intend to comment further on ICE’s proposal until CBOT Holdings’ Board of Directors, its Special Transaction Committee and CBOT’s Board of Directors have completed their reviews of the proposal.

Contact: Media		Contact: Investor Relations

Harlan Loeb	Maria Gemskie	Deborah Koopman
312.861.4703 (o)	312.341.3257(o)	312.789.8532(o)
312. 282.5632 (m)	312.479.1814 (m)	312.446.6841(m)

About CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity and commodity futures and options-on-futures products. Building on its 159-year history, CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, CBOT provides premier customer service to risk managers and investors worldwide. For more information, visit our website at www.cbot.com.

Important Merger Information

In connection with the proposed merger of CBOT Holdings, Inc. (“CBOT Holdings”) and Chicago Mercantile Exchange Holdings Inc. (“CME”), the parties have filed relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus regarding the proposed transaction.

INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CBOT Holdings and CME without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus can also be obtained without charge by directing a request to CBOT Holdings, Inc., Attention: Investor Relations, at 141 West Jackson, Chicago, Illinois 60604 or calling (312) 435-3500.

CBOT Holdings, CME and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CBOT Holdings stockholders in respect of the proposed transaction. Information regarding CBOT Holdings directors and executive officers is available in CBOT Holdings’ proxy statement for its 2006 annual meeting of stockholders, dated March 29, 2006. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this document and its attachments, if any, may contain forward-looking information regarding CBOT Holdings, CME and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CBOT Holdings and CME including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of CBOT Holdings and CME and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of CBOT Holdings Stockholders or CME Stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in CBOT Holdings’ filings with the SEC, including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on CBOT Holdings’ website at http://www.cbot.com.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, CBOT undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

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